UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2016

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2016, the Board of Directors (the “Board”) of InfraREIT, Inc. (the “Company”) added to the roles of responsibility of Mr. Lance J. Phillips by appointing him as the Principal Accounting Officer of the Company. Brant Meleski, the Company’s Senior Vice President and Chief Financial Officer, will continue to serve as the Company’s principal financial officer.

Mr. Phillips, age 42, has served as a Vice President of the Company since February 2014 and as the Company’s Controller since November 2010, and he will continue in those capacities in addition to his new role. Mr. Phillips also serves as Vice President, Principal Accounting Officer and Controller of Hunt Utility Services, LLC, the Company’s external manager (“Hunt Manager” and together with its affiliates, “Hunt”). Since joining Hunt in 2010, Mr. Phillips has served as Vice President and Controller of various Hunt affiliates, focusing primarily on the electric transmission and distribution business. Prior to joining Hunt, Mr. Phillips served as the Controller of two other companies, both public and private. Mr. Phillips began his career at Arthur Andersen, LLP in Dallas as a member of the audit and advisory services group. Mr. Phillips graduated from Texas A&M University magna cum laude, earning a Bachelor of Business Administration degree in Accounting. Mr. Phillips is a certified public accountant in the state of Texas.

Mr. Phillips is entitled to indemnification by the Company consistent with the policies and indemnification agreement applicable to the Company’s other executive officers, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2016.

Hunt controls the compensation of the employees of Hunt Manager, including Mr. Phillips. Mr. Phillips does not own a beneficial interest in Hunt, but he participates in various Hunt benefit and incentive programs. As a result, Mr. Phillips may benefit from the consideration paid by the Company under the management agreement with Hunt Manager and from any economic benefit that Hunt or Sharyland Utilities, L.P., the Company’s tenant (“Sharyland”), receives from the sale of development projects to the Company or from the performance of Sharyland under its leases with the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 18, 2016, the Company held its first Annual Meeting of Stockholders. The following proposals were adopted by the margins indicated:

1. The election of three Class I directors to serve for a three year term and until their respective successors are duly elected and qualify:

Director Name	For	Withheld	Broker Non-Votes
	(number of shares)
David A. Campbell	36,983,594	307,372	1,532,550
Storrow M. Gordon	30,776,224	6,514,742	1,532,550
Trudy A. Harper	30,776,263	6,514,703	1,532,550

2. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Number of Shares
For	35,333,207
Against	7,565
Abstain	3,482,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: May 19, 2016	By:	/s/ Benjamin D. Nelson
Benjamin D. Nelson
Senior Vice President and General Counsel

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